LivePerson Announces Second Quarter 2016 Financial Results

-- Changes Face of Customer Care with First at Scale Messaging Deployment on LiveEngage --

-- Customers Rapidly Migrating to LiveEngage Platform --

-- LiveEngage Fueling Strong Mobile Adoption and Usage Increases --

NEW YORK, July 27, 2016 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of mobile and online messaging, today announced financial results for the second quarter ended June 30, 2016.

Revenue
Total revenue was $56.7 million for the second quarter of 2016, a decrease of 4% as compared to the same period last year. Within total revenue, business operations revenue for the second quarter of 2016 was $52.4 million, a decrease of 5%. Revenue from consumer operations was $4.2 million, an increase of 10%.
LivePerson signed a total of 117 deals in the quarter, which includes the addition of 36 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer topped $200,000 in the second quarter of 2016, in line with the record result achieved in the first quarter of 2016.
"LivePerson game-changed the customer care landscape in the second quarter, partnering with a leading North American brand to provide millions of consumers an always on connection through messaging," said CEO Robert LoCascio. "LiveEngage has proven its value once again, fueling healthy usage increases, stronger mobile adoption, and now powering the first fully scaled messaging deployment that we believe will forever change the way brands engage with consumers. Execution is strong, aside from some delays in upsells to existing customers as we accelerate migrations to LiveEngage. We look forward to the potential upsides that will come from completing the shift to LiveEngage and transforming customer care."

Customer Expansion
During the second quarter, the Company signed contracts with the following new customers:

•	Direct Line Group, Britain's leading personal lines motor and home insurance company and a member of the FTSE 100 Index

•	A multinational consumer electronics retailer and services company

•	A global provider of vision health products

•	A leading Japanese eCommerce business

•	A government agency in California
The Company also expanded business with:

•	Hawaiian Airlines, the largest airline in Hawaii, and the 8th largest commercial airline in the United States

•	Several telecommunications companies

•	A multinational banking and financial services corporation

•	A top 10 global appliance manufacturer

•	A leading online financial services company

Net Loss
Net loss for the second quarter of 2016 was $7.8 million or $0.14 per share, as compared to net loss of $5.4 million or $0.09 per share in the second quarter of 2015. Net loss in the second quarter of 2016 included $3.1 million ($0.05 per share) of non-recurring expenses primarily associated with IP litigation and cost rationalization efforts. Net loss in the second quarter of 2015 included a net expense of $2.3 million ($0.03 per share) from restructuring and contingent earnouts.
Adjusted Net (Loss) Income and Adjusted EBITDA
Adjusted net loss for the second quarter of 2016 was $2.4 million or $0.04 per share, as compared to adjusted net income of $0.4 million or $0.01 per share in the second quarter of 2015. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Adjusted EBITDA for the second quarter of 2016 was $4.6 million or $0.08 per share, as compared to $2.9 million or $0.05 per share in the second quarter of 2015. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $56.3 million at June 30, 2016, including $4.0 million of cash being used as collateral for foreign currency hedging instruments. The Company generated approximately $12.6 million of cash from operations and incurred capital expenditures of approximately $2.1 million. The Company also spent approximately $1.4 million to repurchase shares of its common stock during the second quarter of 2016. As of June 30, 2016, approximately $15.5 million remained available for purchases under the stock repurchase program.
Financial Expectations
We are reducing our 2016 revenue guidance by approximately 4% at the midpoint of previous and updated ranges. The revised guidance reflects approximately $2.0 million of incremental foreign exchange impact primarily tied to the British Pound and approximately $7.0 million tied to delays in anticipated upsells from existing customers. The acceleration of migrations and migration discussions in recent months is pulling forward revenue onto LiveEngage, but prompting some delays in upsells, as customers typically prefer to complete migrations before expanding services. We remain committed to capturing operating efficiencies and forecast total expenses will be approximately $12.0 million better in 2016 than 2015.

The Company's detailed financial expectations are as follows:

Third Quarter 2016

Guidance
Revenue (in millions)	$54.0 - $55.0
GAAP net loss per share	$(0.09) - $(0.07)
Adjusted net loss per share	$(0.03) - $(0.01)
Diluted adjusted EBITDA per share	$0.07 - $0.09
Adjusted EBITDA (in millions)	$3.8- $4.7
Fully diluted share count	56.5 million

Full Year 2016

	Updated Guidance	Previous Guidance
Revenue (in millions)	$221.0 - $225.0	$230.0 - $235.0
GAAP net loss per share	$(0.34) - $(0.28)	$(0.17) - $(0.12)
Diluted adjusted net income (loss) per share	$(0.08) - $(0.03)	$0.05 - $0.10
Diluted adjusted EBITDA per share	$0.32 - $0.37	$0.40 - $0.45
Adjusted EBITDA (in millions)	$18.2 - $20.5	$23.0 - $26.0
Fully diluted share count	56.5 million	57.5 million

Other Full Year 2016 Assumptions

•	A negative foreign exchange impact on revenue of approximately $3.0 million, from $1.5 million previously

•	GAAP gross margin of approximately 70%

•	Amortization of purchased intangibles of approximately $6.5 million, from $7.5 million previously

•	Stock-compensation expense of approximately $10.5 million, from $12.0 million previously

•	Depreciation of approximately $13.0 million, from $11.5 million previously

•	Cash taxes paid of $1.0 million to $3.0 million

•	Tax rate of approximately 35% on non-GAAP items used to calculate adjusted net income

•	Capital expenditures of approximately $12.5 million, from $11.0 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of revenue	$211	$476	$221	$804
Sales and marketing	804	937	1,434	1,532
General and administrative	941	746	1,793	1,678
Product development	1,070	953	1,897	1,892
Total	$3,026	$3,112	$5,345	$5,906

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of revenue	$697	$839	$1,394	$1,679
Amortization of purchased intangibles	1,017	1,178	1,941	2,490
Total	$1,714	$2,017	$3,335	$4,169

Supplemental Second Quarter 2016 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2016 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its second quarter 2016 financial results during a teleconference today, July 27, 2016. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "46059850."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "46059850." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of mobile and online messaging, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class, cloud-based platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, EE, HSBC, IBM, Orbitz, PNC, The Home Depot, and Walt Disney rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connections with consumers.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for digital engagement technology, and web and mobile based consumer-facing services, and online consumer services; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effective operate on mobile devices; responding to rapid technological change and changing client preferences; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; our ability to expand our operations internationally; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to technological or other defects disrupting our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Revenue	$56,679	$59,334		$112,144	$119,104

Costs and expenses:
Cost of revenue	17,508	18,052	(1)	33,372	34,307	(1)
Sales and marketing	23,088	24,382		45,764	48,676
General and administrative	10,161	10,306	(1)	19,690	20,470	(1)
Product development	10,719	10,109		19,933	19,909
Restructuring costs	—	2,988		—	2,988
Amortization of purchased intangibles	1,017	1,178		1,941	2,490
Total costs and expenses	62,493	67,015		120,700	128,840

Loss from operations	(5,814)	(7,681)		(8,556)	(9,736)

Other (expense) income, net	(646)	229		(12)	(2)

Loss before provision for (benefit from) income taxes	(6,460)	(7,452)		(8,568)	(9,738)

Provision for (benefit from) income taxes	1,306	(2,098)		1,861	(2,326)

Net loss	$(7,766)	$(5,354)		$(10,429)	$(7,412)

Net loss per share of common stock:
Basic	$(0.14)	$(0.09)		$(0.19)	$(0.13)
Diluted	$(0.14)	$(0.09)		$(0.19)	$(0.13)

Weighted-average shares used to compute net loss per share:
Basic	55,965,525	56,491,989		56,174,603	56,392,240
Diluted	55,965,525	56,491,989		56,174,603	56,392,240

(1)
The Company reclassified $0.2 million related to the fair value adjustment of the contingent earn-out for Engage from cost of revenue to general and administrative expenses to conform to the full year presentation.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
Reconciliation of Adjusted EBITDA (1):
Net loss in accordance with GAAP	$(7,766)		$(5,354)		$(10,429)		$(7,412)
Add/(less):
Amortization of purchased intangibles	1,714		2,017		3,335		4,169
Stock-based compensation	3,026		3,112		5,345		5,906
Depreciation	3,628		3,082		6,794		5,660
Other non-recurring costs	2,054	(2)	—		2,438	(3)	—
Contingent earn-out adjustments	—		(660)	(6)	—		(660)	(6)
Restructuring costs	—		2,988		—		2,988
Provision for (benefit from) income taxes	1,306		(2,098)		1,861		(2,326)
Other expense (income), net	646		(229)		12		2
Adjusted EBITDA (1)	$4,608		$2,858		$9,356		$8,327
Diluted adjusted EBITDA per common share	$0.08		$0.05		$0.17		$0.15

Weighted average shares used in diluted adjusted EBITDA per common share	56,234,050		57,159,353		56,415,576		57,151,181

Reconciliation of Adjusted Net (Loss) Income:
Net loss in accordance with GAAP	$(7,766)		$(5,354)		$(10,429)		$(7,412)
Add/(less):
Amortization of purchased intangibles	1,714		2,017		3,335		4,169
Stock-based compensation	3,026		3,112		5,345		5,906
Other non-recurring costs	2,404	(4)	—		2,788	(5)	—
Contingent earn-out adjustments	—		(660)	(6)	—		(660)	(6)
Deferred tax asset valuation allowance	692		—		692		—
Restructuring costs	—		2,988		—		2,988
Income tax effect of non-GAAP items	(2,500)	(7)	(1,704)	(8)	(4,014)	(7)	(2,230)	(8)
Adjusted net (loss) income	$(2,430)		$399		$(2,283)		$2,761
Diluted adjusted net (loss) income per common share	$(0.04)		$0.01		$(0.04)		$0.05

Weighted average shares used in diluted adjusted net (loss) income per common share	56,234,050		57,159,353		56,415,576		57,151,181

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.6 million and severance costs of $0.5 million for the three months ended.
(3) Includes litigation costs of $1.9 million and severance costs of $0.5 million for the six months ended. For comparability, amounts have been reclassified where appropriate, to conform to current period presentation.

(4) Includes litigation costs of $1.6 million, write off of office facility depreciation of $0.3 million and severance costs of $0.5 million for the three months ended.
(5) Includes litigation costs of $1.9 million, write off of office facility depreciation of $0.4 million and severance costs of $0.5 million for the six months ended. For comparability, amounts have been reclassified where appropriate, to conform to current period presentation.

(6) For comparability, amounts have been reclassified where appropriate, to conform to prior period presentation.
(7) The Company's non-GAAP income tax effect for the current period uses a long-term projected tax rate of 35%.
(8) The Company's non-GAAP income tax effect was based on the effective tax rate, excluding discrete items.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$4,608	$2,858	$9,356	$8,327
Add/(less):
Changes in operating assets and liabilities	9,303	4,029	6,429	(10,244)
Provision for doubtful accounts	322	634	707	1,037
(Provision for) benefit from income taxes	(1,306)	2,098	(1,861)	2,326
Deferred income taxes	332	(1,934)	144	(1,114)
Other (expense) income, net	(646)	229	(12)	(2)
Net cash provided by operating activities	$12,613	$7,914	$14,763	$330

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Projected Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	September 30, 2016	December 31, 2016
Projected Reconciliation of Adjusted EBITDA:
Net loss in accordance with GAAP	$(5,100) - $(3,900)	$(18,800) - $(15,900)
Add/(less):
Amortization of purchased intangibles	1,700	6,500
Stock-based compensation	2,600	10,500
Depreciation	3,000	13,000
Other non-recurring costs	500	3,500
Provision for (benefit from) income taxes	1,100 - 800	3,500 - 2,900
Other (income) expense, net	—	—
Adjusted EBITDA	$3,800 - $4,700	$18,200 - $20,500

Projected Reconciliation of Adjusted Net (Loss) Income:
Net loss in accordance with GAAP	$(5,100) - $(3,900)	$(18,800) - $(15,900)
Add/(less):
Amortization of purchased intangibles	1,700	6,500
Stock-based compensation	2,600	10,500
Other non-recurring costs	500	3,800
Deferred tax asset valuation allowance	—	700
Income tax effect of non-GAAP items	(1,700)	(7,300)
Adjusted net (loss) income	$(2,000) - $(800)	$(4,600) - $(1,700)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,326	$48,803
Cash held as collateral	3,961	5,409
Accounts receivable, net	28,649	30,388
Prepaid expenses and other current assets	11,946	9,327
Deferred tax assets, net	—	455
Total current assets	96,882	94,382

Property and equipment, net	23,221	24,129
Intangibles, net	21,550	24,619
Goodwill	80,360	80,322
Deferred tax assets, net	1,096	785
Other assets	2,379	1,957
Total assets	$225,488	$226,194

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,233	$7,102
Accrued expenses and other current liabilities	29,209	34,296
Deferred revenue	29,454	13,862
Total current liabilities	64,896	55,260

Other liabilities	3,145	3,270
Deferred tax liability	3,628	2,359
Total liabilities	71,669	60,889

Commitments and contingencies
Total stockholders' equity	153,819	165,305
Total liabilities and stockholders' equity	$225,488	$226,194

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com